                                                 OPPENHEIMER CAPITAL PRESERVATION FUND
                                                Supplement dated April 23, 2002 to the
                                      Statement of Additional Information dated February 28, 2002

The Statement of Additional Information ("SAI") is revised as follows:

1.       The SAI supplements dated March 18, 2002 and March 20, 2002 are deleted and replaced by this supplement.

2.       The biographical information regarding the Fund's new portfolio manager, Angelo Manioudakis, is added to page 44 as follows:

     -------------------------------- -------------------------------------------------------------------------------
     Angelo Manioudakis, Vice         Senior  Vice  President  of the Manager  (since  April  2002);  an officer and
     President and Portfolio          portfolio manager of other Oppenheimer funds;  formerly Executive Director and
     Manager since April 23, 2002     portfolio  manager  for  Miller,  Anderson &  Sherrerd,  a division  of Morgan
     Age: 35.                         Stanley Investment Management (August 1993-April 2002).
     -------------------------------- -------------------------------------------------------------------------------

3.   Appendix B captioned "Industry Classifications" is deleted in its entirety and replaced with the following:

                                                              Appendix B

                                                       Industry Classifications

Aerospace & Defense                                  Household Products
Air Freight & Couriers                               Industrial Conglomerates
Airlines                                                 Insurance
Auto Components                                          Internet & Catalog Retail
Automobiles                                              Internet Software & Services
Banks                                                    Information Technology Consulting & Services
Beverages                                                Leisure Equipment & Products
Biotechnology                                            Machinery
Building Products                                        Marine
Chemicals                                                Media
Commercial Services & Supplies                       Metals & Mining
Communications Equipment                                 Multiline Retail
Computers & Peripherals                              Multi-Utilities
Construction & Engineering                           Office Electronics
Construction Materials                                   Oil & Gas
Containers & Packaging                               Paper & Forest Products
Distributors                                             Personal Products
Diversified Financials                                   Pharmaceuticals
Diversified Telecommunication Services                   Real Estate
Electric Utilities                                       Road & Rail
Electrical Equipment                                     Semiconductor Equipment & Products
Electronic Equipment & Instruments                   Software
Energy Equipment & Services                          Specialty Retail
Food & Drug Retailing                                Textiles & Apparel
Food Products                                            Tobacco
Gas Utilities                                            Trading Companies & Distributors
Health Care Equipment & Supplies                     Transportation Infrastructure
Health Care Providers & Services                     Water Utilities
Hotels Restaurants & Leisure                         Wireless Telecommunication Services
Household Durables

April 23, 2002                                                                                             755PX004